Exhibit 10.1

Assignment of Lease

1. Names

This lease assignment is made by ATG HOLDINGS LLC, Assignor, and MJ HOLDINGS INC, Assignee.

2. Assignment

For valuable consideration, Assignor assigns to Assignee all of Assignor’s rights in the attached lease dated November 1, 2017, which covers the premises located at 3275 South Jones, Suite 104, Las Vegas, NV 89146.

3. Effective Date

This assignment will take effect on January 1, 2018.

4. Acceptance

Assignee accepts this assignment and assumes the lease and all its terms. From the effective date of this assignment, Assignee will pay the rent to Landlord and will perform all of Assignor’s other obligations under the lease.

5. Condition of Premises

Assignor has inspected the premises and will accept possession of the premises in as-is condition, subject to obligations under the lease and prevailing law.

6. Certification

Assignor and Assignee certify that:

A.	Assignee accepts and assumes all obligations under the lease from Assignor.

B.	Landlord waived the security deposit, so there is no security deposit to replace or transfer.

C.	Assignor is not currently in default in performing any obligations under the lease.

D.	The lease has not been modified and it remains in full effect as written.

E.	The Co-Tenant, Royal Union and its affiliates, has the right of occupancy for 50% of the premises and all shared common area space (hallways, bathrooms, kitchen, open areas, etc.) at no cost during the time the lease continues in force and effect. In the event of any default under the lease by Assignee, Co-Tenant shall have the right to immediately assume the remainder of the lease and cure any default to Landlord, and Co-Tenant shall automatically assume all rights under the lease from Assignee.

Assignment of Lease	Page 1

7. Expenses

The parties hereto will bear their separate expenses in connection with this Agreement and its performance.

8. Landlord’s Consent

Landlord consent is not required to this assignment and to Assignee taking over all Assignor’s rights and obligations under the lease as an affiliate company.

9. Release

Assignee releases Assignor from liability for the payment of rent and from the performance of all other lease obligations from the effective date of this assignment.

10. Successors and Assignees

This agreement binds and benefits the heirs, successors, arid assignees of the parties.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Nevada in connection with any disputes arising out of this Assignment.

12. Modification

This agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced.

13. Waiver

If any party waives any provision of this agreement at any time, that waiver will only be effective for the specific instance and purpose for which that waiver was given. If any party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

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14. Severability

If a court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision. Such provision shall be modified, amended or limited only to the extent necessary to make it valid and enforceable.

CO-TENANT:

Assignment of Lease	Page 3

LEASE AGREEMENT

THIS LEASE made and entered into by and between DIJ, a Nevada Limited Partnership, hereinafter referred to as “Landlord” and ATG HOLDINGS, LLC hereinafter referred to as “Tenant”.

FUNDAMENTAL LEASE PROVISIONS

Date:	November 1, 2017

Landlord:	DIJ, a Nevada Limited Partnership

Tenant:	ATG HOLDINGS, LLC

Location of Leased Premises:	The Falls Office Park
Suite 104
3275 South Jones Boulevard
Las Vegas, Nevada 89146
Approximately 6,445 square feet. Tenant acknowledges and agrees that any representation of the square footage of the Premises by Landlord IS APPROXIMATE and represents the Landlord’s best guess, and neither Landlord nor Broker guarantee its accuracy.

Lease Term:	Eighteen (18) months

Minimum Annual Rental:	$46,200 (plus CAM, NNN)

Percentage Rental:	N/A

Tenant’s Initial Share of Common expenses:	Pro-rata Share (See Section 5.02)

Tenant’s Tax obligation:	Pro-rata Share (See Section 5.01)

Tenant’s Initial Share of Common Insurance Coverage:	Pro-rata Share (See Section 17.01)

Security Deposit:	Waived

Permitted Use:	Offices

Tenant represents and warrants that it shall obtain approval from all governmental authorities regarding operation of its purposed business in the Premises on or before November 15, 2017, and that the terms of this Lease shall not be delayed or cancelled due to Tenant’s inability to obtain a business license or any other governmental approval or documentation necessary to open and operate its business.

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WITNESSETH:

That for and in consideration of the rent herein specified to be paid by Tenant and the covenants and conditions herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant does hereby takes, accepts and hires from Landlord the Premises hereinafter described for the period, and at the rental, subject to, and upon the terms and conditions herein set forth as follows:

1. REFERENCES

References in the Fundamental Lease Provisions to other sections of this Lease are for convenience and each reference to the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided under each such Lease Provision. In the event of any conflict between said Fundamental Lease Provision and the balance of the Lease, the latter shall control.

2. PREMISES

2.01 In consideration of the rents, covenants and agreements contained herein, Landlord leases to Tenant, and Tenant leases from Landlord certain office space comprising a building and land containing approximately 6,445 square feet of building in the City of Las Vegas, County of Clark, State of Nevada. The leased office space is referred to herein as the “Premises” and the location, dimension and approximate area thereof are delineated in red on Exhibit “A”, which is made a part hereof. The office complex containing the Premises is referred to herein as the “The Falls Office Park”. This Lease is subject to covenants, conditions, reservations, restrictions, easements, rights, rights-or-way and other matters of record, if any, and any future matters and encumbrances which may be recorded by Landlord or its predecessors in the office of the County Recorder of the County in which the Premises are located.

2.02 It is expressly understood that the Premises do not include the roof or exterior face of the walls (excepting storefronts and windows) and the use of the foregoing is expressly reserved to Landlord.

2.03 The term “Floor Area” as used throughout this Lease shall be deemed to mean and include all areas for the exclusive use and occupancy by a tenant of Landlord, measured from the exterior surface of exterior walls and from the extensions thereof, in the case of openings and from the center of interior demising partitions, and shall include, without limitation, restrooms, mezzanines, warehousing or storage areas, clerical or offices areas and employee areas.

2.04 Notification by Landlord in writing that the Premises is ready for possession or delivery of keys to the Premises to Tenant shall constitute delivery of possession to Tenant.

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3. TERM

3.01 Length of Term. The term of this Lease shall be for a period of One (1) consecutive full Lease Year(s), and Six (6) months, as the term Lease Year is hereinafter defined, plus the partial Lease Years, if any, on which this Lease Agreement is executed.

3.02 Commencement Date and Obligation to Pay Rent. The commencement date for this Lease Term and Tenant’s obligation to pay rent hereunder shall commence on November 15, 2017(the “Commencement Date”).

3.03 Lease Year define. The term “Lease Year” as used herein shall mean a period of twelve (12) full consecutive calendar months.

3.04 Tenant’s Certificate. Tenant shall, within fifteen (15) days after the Commencement Date, and thereafter at Landlord’s request, execute and deliver to Landlord a written declaration in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and termination date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) to best of Tenant’s knowledge that all conditions under this Lease to be performed by Landlord have been satisfied; (5) to best of Tenant’s knowledge that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; and (8) such other information as Landlord may reasonably request, with the understanding by Tenant that Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

4. RENT

4.01 Tenant hereby covenant and agrees to pay to Landlord rent for the Premises as follows:

a) The monthly rent (the “Basic Rent”) for the Premises shall commence upon the Commencement Date as set forth in Paragraph 3.2 above. If the Lease is effective after the first day of the month, the rent shall be prorated for that month.

b) Upon the commencement of Basic Rent provided for herein above, the monthly rent for the Premises shall be:

Year	Per Square Foot	Monthly Payment (plus CAM, NNN)

First 6 months	$0.5587	$3,600
First full year	$0.6361	$4,100

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c) In no event, however, shall the adjusted Basic Rent for any period be less than the Basic Rent during the prior Lease Year.

d) All rents shall be paid without set-off or demand, and without abatement or deduction to Landlord at the address specified in this Lease, unless and until Tenant is otherwise notified. Time is of the essence in the payment of all forms of rent payable hereunder.

e) In addition to the Basic Rent described in this Paragraph 4.01, Tenant shall pay all utilities, taxes, insurance, fees, charges or assessments, and common area expenses imposed upon the Premises and The Falls Office Park and all other costs of every nature and kind arising by virtue of Tenant’s use and/or possession of the Premises and The Falls Office Park. It is intended that this Lease shall be a net, net, net Lease. Landlord shall have the right at any time and from time to time to adjust this estimated amount based on actual amounts incurred and on projected costs for fixture periods. When the actual amounts of such charges have been determined, and if Tenant shall have paid an amount less than it is required to pay, Tenant shall pay the balance due within ten (10) days after receipt of said statement, and if Tenant shall have paid an amount greater than it is required to pay, the additional amount shall be credited to Tenant’s next such payments.

4.02 All monthly installments of Basic Rent and CAM shall be payable in advance on the first day of the month in lawful money of the United States at the place Landlord shall designate from time to time, without notice, demand, set-off or deduction whatsoever. CAM Fees and all other monies due and owing under this Lease shall be considered additional rent. If Tenant shall fail to pay an installment of Basic Rent or installment of Adjustments to Rent (CAM) as set forth in Section 5 within five (5) days of the due date thereof, then Landlord shall be entitled to a late charge equal to ten percent (10%) of such unpaid amount, provided, however, that nothing contained herein shall give Tenant the right to pay any such installment of Basic Rent other than on the due date thereof and Landlord’s collection of such late fee shall not waive any other rights which Landlord may have hereunder or at law or in equity in respect to such late payments. Landlord and Tenant agree that such late charges represent a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of the sum to the loss to Landlord that could reasonably be anticipated by such non-payment by Tenant, and the anticipation that proof of actual damages would be costly or inconvenient to determine.

4.03 In the event Tenant shall make any payment to Landlord of Basic Rent, Adjustments to Rent, or any other charge due under this Lease, and such payment is made by check, if such check is returned to Landlord due to non-sufficient funds available in the account on which it is drawn, or if such check is dishonored for any other reason whatsoever, Tenant shall immediately pay to Landlord the amount due in the form of a money order or cashier’s check together with a Seventy-Five and No/100 Dollars ($75.00) processing fee to cover Landlord’s costs in processing the returned check. Landlord shall have the right thereafter to require that all future payments of rent by Tenant be made in the form of a money order, cashier’s check, or other means Landlord deems appropriate.

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5. ADJUSTMENTS TO RENT/CAM

5.01 Taxes

a) Tenant shall pay its proportionate share of all real estate taxes, as herein after defined, levied or assessed by lawful taxing authorities against the land, buildings or improvements comprising The Falls Office Park that will be included in the CAM fee.

b) “Real Estate Taxes” shall mean all taxes, assessments, levies and charges, whether special, extraordinary, or otherwise, whether foreseen or unforeseen, which may be levied, assessed or imposed upon, on account of or with respect to (i) the ownership of and/or all other taxable interests in all land situated in The Falls Office Park and/or (ii) all buildings, structures, and other improvements situated thereon.

c) Tenant shall pay one-twelfth of its proportionate share of Real Estate Taxes each month in the CAM fee in advance on the first day of each month with its payment of Basic Rent. The amount of Real Estate Taxes upon which each payment is based shall be the most current notice(s) of assessment of tax bills concerning the entire The Falls Office Park or, if there are none, such amount as Landlord may reasonably estimate in its sole discretion. Should the taxing authorities include in such Real Estate Taxes the value of any improvements made by tenant, or include machinery, equipment, fixtures, inventory or other personal property of Tenant, then Tenant shall also pay the entire Real Estate Taxes for such items. If the amount paid by Tenant is more than said actual amount due (as determined from the notice(s) of assessment or tax bill(s) actually covering the period in question), the excess shall be credited on Tenant’s next succeeding payment(s) pursuant to this subsection. If the amount paid by Tenant is less than said actual amount due, Tenant shall pay to Landlord the deficiency within ten (10) days after notice from Landlord. A tax bill submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as the items taxed.

d) Tenant shall be solely responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed during the term of this Lease against any personal property of any kind owned by or placed in, upon or around the Premises by Tenant. Tenant shall not be responsible for any delinquent fee or interest due to governing authorities for failure to pay real estate taxes due on the property leased in a timely manner.

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5.02 Common Area Expenses

a) Tenant shall pay to Landlord its proportionate share of The Falls Office Park’s Operating Costs, also sometimes referred to herein as CAM. Tenant’s “proportionate share” shall be determined by multiplying such expenses by a fraction, the numerator of which is the total number of square feet of Floor Area in the Premises and the denominator of which is the total number of square feet of actual Floor Area of the buildings located in The Falls Office Park. Landlord shall periodically determine Floor Area for purposes of the above calculation and Landlord’s determination shall be conclusive. The Falls Office Park “Operating Cost” means the total cost and expense incurred in operating, maintaining, and repairing The Falls Office Park, and its Common Areas (as herein after defined) actually used or available for customers and other invitees of the tenants of The Falls Office Park, excluding only items of expense commonly known and designed as carrying charges, loan payments, interest, income tax, and depreciation, but specifically including, without limitation, repairs, replacements, maintenance, surfacing, resurfacing, painting, restriping, cleaning, sweeping, janitorial services, management fees, trash bin rentals, planting and landscaping, signs and markers, lighting and other utilities, fire protection or detection service, parking control and security service and all personnel to implement such services, maintenance by Landlord of structural components described in Paragraph 12.02; removal of snow, trash, rubbish, garbage, graffiti, and other refuse; all real property and personal property taxes and assessments (as defined in Paragraph 5.01) levied or assessed; premiums for all forms of insurance described in Paragraph 5.03 as well as Worker’s Compensation Insurance and any other insurance carried by and deemed advisable by Landlord; wages and salaries for personnel employed to operate the Common Area, and cost (if purchased) of machinery and equipment used for Common Area maintenance or rental thereof (if rented or leased). “Common Area” means all areas, space, equipment, and special services provided for the common or joint use and benefit of the tenants or occupants of The Falls Office Park, or portions thereof, their employees, agents, servants, customers and other invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped areas, truck service ways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first-aid stations, washrooms and parcel pickup stations. Notwithstanding the foregoing, Tenant understands and agrees that the HVAC units that service its Premises may be located inside the Common Areas, but shall not be included as part of the Operating Costs of the Common Areas. Repair, maintenance and replacement of such HVAC units shall remain the sole responsibility of the Tenant pursuant to Paragraph 12.01 herein below.

b) Tenant’s proportionate share of The Falls Office Park’s Operating Costs/CAM shall be computed on the basis of periods of twelve consecutive calendar months as determined be Landlord and payments toward the same shall be made by Tenant as additional rent in advance in equal installments on the first day of each calendar month in an amount to be established by the Landlord. Within ninety (90) days after the end of each twelve (12) month period, Landlord shall furnish to Tenant a statement showing The Falls Office Park’s Operating Costs/CAM for the preceding period and any adjustments to be made as a result thereof. In the case of deficiency, Tenant shall promptly remit the amount of such deficiency to Landlord within ten (10) days of receipt of such statement. In the case of surplus, Landlord shall apply said surplus to payment next falling due from Tenant under this subsection (b).

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c) Landlord hereby grants to Tenant the non-exclusive right in common with others during the Term of this Lease to use the Common Area of The Falls Office Park for itself, its employees, agents, customers, invitees and licensees, excluding any number parking spaces that may be designated for other tenants. The Common Area shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may designate to exercise such management or control in whole or in part over the Common Area, in Landlord’s place and stead, and Landlord, and Landlord’s nominees and assignees, shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Area. Tenant agrees to abide by and conform with such rules and regulations, to cause its concessionaires, and its and their employees and agents, to so abide and conform, and to use its best efforts to cause its customers, invitees and licenses so to abide and conform. Landlord shall have the right to temporarily close all or any portion of the Common Area to make additional improvements or repairs or alterations to The Falls Office Park. Landlord shall give Tenant two (2) days prior written notice, excluding any emergencies, when doing such improvements or repairs or alterations to The Falls Office Park. Landlord shall have the unqualified right to increase or reduce the Common Area and to rearrange the parking spaces, driveways and improvements on the Common Area. Landlord shall have the sole right to place vending or amusement devices and public telephones on the Common Area. Tenant agrees that its officers, agents, employees, vendors, suppliers and other independent contractors will use such access roads and receiving areas and will operate trucks and trailers in delivering merchandise to and from the Premises at such days and hours upon and over such access roads as are designated therefore by Landlord as a means of ingress to and egress from the Premises. The use of such access roads by Tenant and Tenant’s officers, agents, employees, vendors, suppliers and other independent contractors shall be subject to the rules and regulations established by Landlord with respect to the use thereof. All automobiles, trucks and other vehicles of Tenant and its agents, employees, subtenants and concessionaires, shall be parked only where and as permitted by Landlord from time to time, and officers, agents and employees of Tenant shall park their vehicles only in such places or in such particular area, if any, as may be designated from time to time by Landlord as employee parking areas.

5.03 Insurance. Tenant shall pay its proportionate share of the cost of all insurance procured by Landlord pursuant to Section 17 hereof, within its CAM fee at the same time and in the same manner as Tenant pays Basic Rent.

6. SECURITY DEPOSIT

Waived

7. CONSTRUCTION

7.01 Changes to The Falls Office Park. Landlord hereby reserves the right at any time to make changes, alterations or additions in or on the building in which the Premises are contained or anywhere in The Falls Office Park. Tenant shall not in such event claim or be allowed any damages or right to terminate this Lease for injury or inconvenience occasioned thereby as long as it does not unreasonably interrupt or interfere with Tenant’s business.

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8. USE

Tenant shall use the Premises solely for the purpose of conducting its business, which is expressly limited to Offices (“Permitted Use”). Said business shall be operated under the trade name________, or any subsidiary of same. Tenant shall not use the Premises or permit the Premises to be used for any other purpose or purposes except with the prior written consent of Landlord.

9. CONTINUOUS OPERATION

Tenant covenants to operate all of the Premises continuously during the entire term of the Lease with due diligence and efficiency. In the event of breach by Tenant, Landlord shall have, in addition to any and all remedies herein provided or at law, the right, at its option, to collect not only the Basic Rent herein provided, but as Additional Rent, in amount equal to one-thirtieth (1/30th) of the monthly installment of the Basic Rent herein provided for each and every day that Tenant shall fail to conduct its business as herein provided. The parties agree that in the event of such breach by Tenant, Landlord’s damages would be impossible or impracticable to determine and that the provisions for recovery of future rent by Landlord, set forth herein, is a reasonable estimate by the parties of the damage that Landlord would incur for lost rent costs and such other items.

10. LAWS, WASTE, NUISANCE

Tenant shall not: (i) Use or permit the Premises to be used for any purpose other than the Permitted Use, and Tenant further covenants and agrees to comply promptly with all statutes, ordinances, rules, orders or regulations or any governmental authority regulating the use or occupation or physical condition of the Premises or requiring improvement thereof; (ii) Use or permit the use of the Premises in any manner that will tend to create a nuisance or disturb other tenants or occupants of The Falls Office Park or tend to adversely affect or injure the reputation of The Falls Office Park; (iii) Conduct or permit to be conducted in the Premises any fire sale, auction, bankruptcy sale, second-hand sale, going-out-of-business sale or other promotions or sales without Landlord’s prior written consent, except for periodic sales in the normal course of business; (iv) Allow any activity to be conducted on the Premises or store any material on the Premises which will increase premiums for or violate the terms of any insurance policy maintained by or for the benefit of Landlord or The Falls Office Park or any other occupant thereof. In no event shall any explosive, radioactive or dangerous materials be stored in or about the Premises; (v) Use or allow the Premises to be used for sleeping quarters, dwelling rooms or for any unlawful purpose or permit any cooking on the Premises without Landlord’s prior written consent; (vi) Solicit business, distribute advertising, obstruct, or place or permit to be placed any merchandise, vending, video or amusement machines on, or otherwise use in the conduct of its business, any part of the Common Areas of The Falls Office Park, including the sidewalks in front of or adjacent to the Premises; (vii) Erect or install any exterior signs or window or door signs, advertising media or window or door lettering or placards; install any exterior lighting, plumbing fixtures, shades or awnings; make any exterior decoration or painting; build any fences, walls barricades or other obstructions; or, install any radio, television, phonograph, antennae, loud speakers, sound amplifiers, flashing or revolving lights, or similar devices on the roof, exterior walls or in the windows of the Premises or make any changes to the exterior of the Premises, including the storefront, without Landlord’s prior written consent. Any signs, lights, advertising material, loud speakers or anything installed by Tenant on the Premises, which may be seen, heard or experienced outside the Premises, must be designed or approved by the Landlord in writing. Tenant shall not display, paint or place, or cause to be displayed, painted or placed any handbills, bumper stickers, or other advertising devices on any permanent or temporary structure, trailer or vehicles parked in the Common Area of The Falls Office Park nor or within five hundred (500) feet of The Falls Office Park boundaries, nor shall Tenant distribute or cause to be distributed in The Falls Office Park any handbills or other advertising devices; (viii) Interfere with any other tenants’ use of the Common Areas or cause or permit any waste in the Premises or in The Falls Office Park; or (ix) Directly or indirectly own, operate or have any interest in the ownership or operation of any business similar in character to that conducted by Tenant in the Premises within the radius of five (5) miles from the Premises.

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11, SIGNS, AWNINGS, AND CANOPIES

Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, window or glass of any window or door of the Premises, or elsewhere in The Falls Office Park, any sign, awning, canopy, or advertising matter on without first obtaining Landlord’s written approval. Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter, or other items as may be approved in good condition and repair at all times. Landlord may, at Tenant’s cost, remove any item erected in violation of this Section. Exception is noted in section 30.11 of this Lease.

12. MAINTENANCE

12.01 Maintenance by Tenant. Notwithstanding any insurance that may be carried by Landlord, Tenant nevertheless covenants and agrees that it shall at Tenant’s sole cost and expense, at all times during the Term of this Lease, keep the Premises, and each and every part thereof including, without limitation, all plumbing and electrical conduits, utility meters, wiring, fixtures and pipes and all sewers, floors, flooring, walls, lighting, storefronts, windows, plate glass and glazing, air conditioning and heating systems (HVAC), in good condition and repair at all times during the Term hereof and that it shall make promptly any and all repairs, renewals and replacements which may at any time be necessary or proper to put and keep the Premises in good condition and repair, and to keep the Premises and all appurtenances thereto in a good, clean, safe, operational, and wholesome condition at all times during the Term of this Lease. In the event that the Premises contain air conditioning and heating systems (HVAC), Tenant’s said obligation shall include the retaining by Tenant of a HVAC service company approved by Landlord, to service and maintain the air conditioning and heating systems (HVAC) on a regular periodic inspection and service basis calling for inspection and servicing not less frequently than once each quarter. Tenant expressly agrees to pay promptly for any and all labor done or material furnished for any work or repair, maintenance, improvements, replacements, alterations or additions done by the Tenant in connection with such items. Tenant agrees that its acceptance of the Premises (evidenced by Tenant’s entry into possession thereof) shall constitute unqualified proof that the Premises are, as of the Term Commencement Date, in a tenantable and good condition; that Tenant will take good care thereof, and Tenant hereby waives the right to make repairs at Landlord’s expense. Tenant shall also be responsible for all repairs and replacement of structural, equipment, wiring, roofing, cladding, doors, and operating systems due to tenant’s negligent acts or omissions.

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12.02 Maintenance by Landlord. Landlord shall maintain the structural components of The Falls Office Park including all exterior walls, foundations, roof, wiring for lighting, plumbing fixtures, sewage facilities, and electric motors in good order, condition and repair, including the replacement thereof when necessary, and including reasonable periodic painting or other reasonable maintenance necessary to keep them in good operating order, all as part of The Falls Office Park’s Operating Cost/CAM. Should Tenant be negligent for building structure damage and/or operating systems damage, the Tenant shall pay Landlord the costs of making such repairs, plus twenty percent (20%) for overhead, as additional rent immediately upon presentation of a bill therefore failure to pay such amount immediately shall constitute a default by Tenant hereunder. Landlord shall have the right to enter the Premises at any time with such men and equipment as may be deemed necessary by Landlord to make such repairs. In no event shall Landlord be liable to any person, including Tenant, its agents or employees for any loss, damage (including water damage), theft, or destruction of or to any merchandise, fixtures, money or other property belonging to that person as a result of Landlord’s failure promptly or correctly to perform any of the foregoing repairs or occasioned by acts of Landlord or its agents or employees while making such repairs.

12.03 Landlord’s Right to Cure. If Tenant refuses or neglects to repair property as required hereunder to the reasonable satisfaction of Landlord, or fails to diligently commence such repairs as soon as reasonably possible after five (5) days written notice to Tenant, then Landlord may make such repairs without liability on its part to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and Tenant shall pay Landlord’s cost for making such repairs as additional rent, plus twenty percent (20%) for overhead immediately upon presentation of a bill thereof. Failure of Tenant to pay such amount immediately shall constitute a default by Tenant hereunder.

13. ALTERATIONS

Tenant shall not make any alterations, additions, changes or modifications (“Alterations”) to the Premises without first obtaining Landlord’s prior written consent, in each instance. Whether any such work is done by Tenant or by Landlord on Tenant’s behalf, Tenant shall indemnify, defend and hold Landlord harmless from any claims and/or damages from such work. Tenant shall also comply with NRS 108 et seq. in commencing and completing alterations, including, but not limited, bond and notice requirements thereto. Landlord shall have the right to record and serve statutory notices of non responsibility. In no event shall Tenant be allowed to make any Alterations to the Premises without first obtaining all approvals from all governmental authorities regarding operation of its purposed business in the Premises. Any Alterations to the Premises or the building of which they are a part which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or The Falls Office Park or of any insurance company insuring the Premises, and regardless of whether or not such Alterations pertain to the nature, construction or structure of the building or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant. All Alterations, to or upon the Premises, except removable trade fixtures, shall at once when made or installed be deemed to have attached to the real property and to have become the property of the Landlord. The foregoing includes, without limitation, any modifications to the Premises required by the Americans with Disabilities Act. If the cost of any Alterations equal or exceed Five Thousand Dollars ($5,000.00), then Tenant shall provide Landlord a performance bond in the contract amount prior to commencement of any such work. In addition to the forgoing, Tenant shall comply with the terms of Nevada Revised Statutes (NRS) Chapter 108 in all instances, including without limitation using a construction control account to pay its contractor and subcontractors. All “Tenant’s Work” shall be performed by a duly licensed and qualified contractor(s).

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14. UTILITIES

Tenant covenants and agrees to pay before delinquency all charges for trash, gas, heat, sewer, power, electricity, telephone, storm drain, water service, and all other meter charges and any other utility charges including any hook-up or connection or tap-in fees or charges which may accrue with respect to the Premises during construction, or thereafter during the Term of this Lease whether the same be charged or assessed at flat rates, measured by separate meters or prorated by the utility company or Landlord. Said charges shall be paid directly to the entity collecting the same. In the event Landlord supplies any such utilities or services, then Tenant shall pay as Additional Rent in accordance with Paragraph 4.02 a utility charge to reimburse Landlord for utilities furnished or services provided by Landlord to the Premises. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, Tenant shall be solely responsible for and shall promptly pay for the same. Furthermore, if Tenant constructs any improvements that would cause the Premises to be assessed additional sewer fees, Tenant shall be responsible for said additional sewer fees separate and apart from the CAM currently being paid by Tenant as Additional Rent. In the event Tenant fails to pay any such amount to Landlord within ten (10) days after receipt by Tenant from Landlord of a bill therefor, or upon failure of Tenant to pay any other sums required under this Lease within ten (10) days from the date of such payments are due, and until all such amounts are paid in full, Landlord may cut off and discontinue, without further notice to Tenant, any such utilities furnished to the Premises by Landlord. In the event Landlord does not provide any or all of such utilities or services, Tenant agrees, at its own expense to pay to the appropriate collecting company the cost for all such utilities used upon the Premises from and after delivery of possession thereof by Landlord. If any such charges are not paid when due, Landlord may, but shall not be required to, pay the same and any amount so paid by Landlord shall immediately thereafter become due to Landlord from Tenant as Additional Rent. Regardless of the entity which shall supply any utility or provide any service referred to in this Paragraph, Landlord shall in no event be liable to Tenant for any interruption in the service of any such utilities to the Premises, howsoever such interruption may be caused; and this Lease shall, in any event, continue in full force and effect, with no abatement of rent whatsoever despite any such interruptions.

15. ASSIGNMENT AND SUBLETTING,

15.01 Prohibited. Tenant shall not, and shall not have the power to, assign or sublet this Lease or any interest therein whether voluntarily, by operation of law, or otherwise without the written permission and consent of Landlord, said consent shall not be unreasonably withheld, being first had and obtained and any such attempted assignment or subletting without Landlord’s prior written consent shall be null and void and shall confer no interest in this Lease or in the Premises, to anyone. Should Tenant desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall in each instance, give written notice of its intention to do so to Landlord it least thirty (30) days or more before the effective date of any such proposed subletting or assignment, specifying in such notice whether Tenant proposes to assign, or sublet, and the proposed date thereof, and specifically identifying the proposed assignee or sublessee. Such notice must be accompanied by a recent financial statement of the proposed assignee or sublessee, together with all pertinent data necessary for Landlord to determine the credit, character, quality of business operation, merchandising reputation and experience and business standing of the proposed assignee or sublessee, including but not limited to a business resume, bank account reference numbers and an executed release authorizing Landlord to obtain information from any consumer credit reporting agencies. In the case of a proposed subletting, such notice shall also be accompanied by a copy of the proposed sublease, or if same is not available, a letter of commitment, or letter of intent. Within thirty (30) days after Landlord’s receipt of such notice and the accompanying documentation required hereunder, Landlord shall approve or disapprove the proposed assignment in writing Landlord’s approval of any other assignment, or an assignment to a different assignee, or to any subsequent or prior assignment. Consent of Landlord to any such assignment or subletting shall not be unreasonably withheld if: (i) At the time of such proposed assignment or subletting Tenant is not in default in the performance and observance of any of the covenants and conditions of this Lease; (ii) The assignee or subtenant of Tenant shall expressly assume in writing all of Tenant’s obligations hereunder, (iii) Tenant shall provide proof to Landlord that the assignee or, subtenant has a financial condition which is satisfactory to Landlord in Landlord’s sole discretion; and (iv) The Premises continue to be used solely for the Permitted Use and the assignee or subtenant is, in Landlord’s reasonable opinion, capable of operating such business. In connection with any assignment or sublease, Tenant or the assignee of Tenant shall pay to Landlord the sum of Seven Hundred Fifty and No /100 Dollars ($750.00) to compensate Landlord for fees and costs involved with such assignment or transfer, Any such subletting or assignment, even with the consent of Landlord, shall not relieve Tenant or any guarantor from liability for payment of all forms of rental and other charges herein provided or from the obligations of Tenant and/or guarantor to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, or consent to the assignment or subletting of the Premises. Consent to any assignment or subletting shall not be deemed consent to any future assignment or subletting.

Notwithstanding the above, Landlord acknowledges Tenant has multiple entities occupying (ATG Holdings, Royal Union and their affiliates).

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15.02 Landlord’s Right in Event of Assignment/Sublease. If the Premises or any portion thereof are assigned or sublet or occupied by any person other than the Tenant, Landlord may collect Basic Rent and other charges reserved hereunder, but such collection shall not constitute the recognition of such assignment or sublease or other party as the Tenant hereunder or release of Tenant from the further performance of all covenants and obligations of Tenant herein contained.

16. INDEMNITY

16.01 Tenant hereby agrees to defend, pay, indemnify and safe free and harmless Landlord from any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expense, including reasonable attorney’s fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or for or on account of any occurrence in, upon, at or from the Premises or its appurtenances, except nothing herein mentioned shall excuse or exculpate Landlord or its employees, agents or contractors from its or their negligence; and in such case the indemnification and hold harmless provision herein shall not apply. Tenant and all those claiming by, through, or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein appurtenances thereto and all portions of the The Falls Office Park solely at their own risk and Tenant and all those claiming by, through, or under Tenant hereby release personal or bodily injury, damage of merchandise, equipment, fixtures or other property, or damage to business or for business or for business interruption, arising, directly or indirectly, out of or from any present or future condition or state of repair thereof. Landlord shall not be responsible or liable for damages at any time to Tenant, or to those claiming by, through, or under Tenant for any loss of life, bodily or personal injury, damage to property or business, or business interruption that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of The Falls Office Park.

16.02 Landlord shall not be responsible or liable for damages at any time for any defects, latent or otherwise, in any building or improvements in The Falls Office Park or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for damages at any time for loss of life, or injury or damage to any person or to any property or business or Tenant, or those claiming by through or under Tenant, caused by or resulting from the backing of water, steam, gas, sewage, snow or ice in any part of the premises or caused by or resulting from acts of God or the elements, or resulting from any defect of negligence in the occupancy, construction, operation or use of any buildings or improvements in The Falls Office Park, including the Premises or any of the equipment, fixtures, machinery, appliances or apparatus therein.

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16.03 Tenant shall keep the Premises and any improvements located thereon, and all of the right, title and interest of Tenant and Landlord therein free and clear of all liens or claims which may ripen into such a lien or encumbrance. In the event Tenant fails to do so, Landlord may pay such lien or encumbrance or claim, and on or before the tenth (10th) day of the month following the month during which such payment is made, Tenant shall pay to Landlord such sums so paid, plus such reasonable costs and attorneys’ fees as may have been incurred by Landlord; provided, however, that in the event Tenant in good faith disputes such lien or encumbrance and with reasonable promptness furnishes an indemnity bond or other undertaking in an amount sufficient either to procure the release of such lien or encumbrance or to indemnify against the principal amounts thereof, together with such costs or attorneys’ fees as may be covered by said lien or encumbrance, then the furnishing of such bond or undertaking shall be deemed due compliance with the foregoing provision.

17. INSURANCE

17.01 Fire and All Risk Liability Insurance. Landlord shall procure and Tenant shall pay as part of its CAM fee its proportionate share of the cost of insurance insuring the Landlord against loss or damage to the Premises and property by reason of fire and other casualties with a qualified insurance company or companies qualified to do business in the State of Nevada and in an amount and of such coverage as are satisfactory to and approved by Landlord but in no event shall the amount of such insurance be less than the cost of totally replacing the building and other improvements of the Premises, exclusive of the cost of excavations, footings below floor level and foundations thereof against a) a loss or damage by fire; b) all peril customarily covered under extended coverage endorsements; c) vandalism and malicious mischief; and d) all risk coverage for physical damage to Premises. Landlord (and at Landlord’s option, the lender interested under any mortgage or similar instrument than encumbering the premises) shall be solely responsible for determined the amount of fire and extended coverage insurance and the specific endorsements or be maintained. Landlord (and, at Landlord’s option, the lender interested under any mortgage or similar instrument then affecting the Premise) shall be named as an insured on each such policy. The proceeds of such insurance in case of loss of the obligations of Landlord to repair and/or rebuild the Premises pursuant to Section 18.

17.02 Fire Insurance on Tenant’s Fixtures. At all times during the term hereof, Tenant shall keep in force, at its sole cost and expense, fire, all peril customarily covered under extended coverage endorsements, and vandalism and malicious mischief insurance in companies acceptable to Landlord equal to the replacement cost of Tenant’s improvements, trade fixtures, furnishings, equipment, and contents upon the Premises.

17.03 Liability Insurance on Tenant’s Fixtures. Tenant agrees to secure and keep in force from and after the date Landlord first allows Tenant on the Premises to perform Tenant’s construction work and throughout the Lease term, at Tenant’s own cost and expense, Commercial General Liability insurance, covering Tenant against death, bodily and personal injury and property damage in the amount of One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate, or in such other amount as Landlord may reasonably determine is necessary. Such insurance coverage shall include products liability and completed operations coverage and include a contractual liability endorsement covering the indemnity against injury to persons and damage to property set forth in Paragraph 16 hereof including a personal injury endorsement covering such wrongful acts as false arrest, false imprisonment, malicious prosecution and libel and slander. Tenant shall also secure and keep in force Workmen’s Compensation or similar insurance to the extent required by law.

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17.04 Provisions to be Contained in Policies. All insurance provided for in the Lease shall be effected under enforceable policies issued by insurers approved by Landlord within ten (10) days after the Commencement Date of this Lease or on or before the day Tenant begins Tenant’s work on the Premises under Section 13 hereof, whichever is first. All policies shall provide by their terms that they are non-cancellable except on twenty (20) days prior written notice to Landlord. At least twenty (20) days prior to the expiration date of any policy, the original renewal policy for such insurance shall be delivered by the Tenant to the Landlord. Within forty-five (45) days after the premium on any policy shall fall due and payable, the Landlord shall be furnished with satisfactory evidence of its payment. All policies shall name Landlord and mortgagor and Tenant as additional insured. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss occasioned to it its, servants, agents and employees by reason of the negligence of Tenant. All such insurance shall provide that the coverage afforded shall not be affected by the performance of any work in or about the Premises.

17.05 Subrogation. Notwithstanding any other provisions contained in this Lease, Tenant hereby waives any rights it may have against the Landlord on account of any loss or damage to its property (including the Premises and its contents and property on other portions of The Falls Office Park) which arises from any risk generally covered by the insurance required to be carried, hereunder, whether or not Landlord may have been negligent or at fault in causing such loss or damage. Tenant shall obtain a clause or endorsement in the policies of such insurance which it obtains in connection with the Premises or The Falls Office Park to the effect that the insurer waives or shall otherwise be denied, the right of subrogation against the Landlord for loss covered by such insurance. It is understood that such subrogation waivers may be operative only as long as such waivers are available in the state where The Falls Office Park is situated and do not invalidate any such policies. If such subrogation waivers are allegedly not operative in such state, notice of such fact shall be promptly given by Tenant to Landlord.

17.06 Lenders. Any mortgage lender interested in any part of The Falls Office Park may, at Landlord’s option, be afforded coverage under any policy required to be secured by Landlord or Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

17.07 Blanket Policy. If the Tenant provides any insurance required by this Lease in the form of a blanket policy, the Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage there under is at least equal to the coverage which would be provide under a separate policy covering only the Premises.

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17.08 Increases in Insurance Premiums. Tenants shall not stock, use, or sell any article or do anything in or about the Premises which may be prohibited by Landlord’s insurance policies carried on the remainder of The Falls Office Park or any endorsements or forms attached thereto, or which will increase any insurance rates. Tenant shall pay on demand any increase in Premiums that may be charged on insurance carried by Landlord resulting from Tenant’s use and occupancy of the Premises or The Falls Office Park, whether or not Landlord has consented to the same.

17.09 Blanket Policy. If Tenant provides any insurance required by this Lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

18. DESTRUCTION

If the Premises shall be partially damaged by any casualty insured against under Landlord’s insurance policy, Landlord shall, upon receipt of the insurance proceeds, repair the Premises and, until such repair is complete, the Basic Rent shall be abated proportionately as to the portion of the Premises rendered untenantable. Notwithstanding the foregoing, if a) the Premises by reason of such occurrence are rendered wholly untenantable, or b) the Premises should be damaged as a result of a risk which is not covered by Landlord’s insurance, or c) the Premises should be damaged in whole or in part during the last three (3) years of the Term of this Lease or of any renewal hereof, or d) the Premises or the building of which it is a part, whether the Premises are damaged or not, are all damaged to the extent of fifty (50%) percent or more of the then monetary value thereof, or e) any or all of the building or common areas of The Falls Office Park cannot in the sole judgment of the Landlord be operated as an integral unit, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within one hundred eighty (180) days after such event and thereupon this Lease shall expire and Tenant shall vacate and surrender the Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty. All work of restoration shall be done in substantial conformance with Tenant’s plans and specification with 180 days after insurance companies release funds to Landlord. Notwithstanding the above, the decision as to whether the Premises are untenantable shall rest with Landlord.

19. CONDEMNATION

19.01 Total Condemnation. If the whole of the Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date title vesting in such proceeding.

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19.02 Partial Condemnation. If any part of the Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant (except for the amount of floor space), then this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Premises unsuitable for the business of Tenant, then this lease shall continue in effect that the minimum rent shall be reduced in the same proportion that the floor area of the premise taken bears to the original floor area leased and Landlord shall, upon receipt of the award in condemnation, make all necessary repair or alterations to the building in which the Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but the cost of such work to be done by Landlord shall not in any event exceed the amount received by Landlord as damages for the part of the Premises so taken. Amount received by Landlord shall mean that part of the award which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee. Notwithstanding the above, the decision as to whether the Premises are untenantable shall remain with Landlord.

19.03 Landlord’s Option to Terminate. If more than twenty (20%) percent of the floor area of the building in which the Premises are located shall be taken as aforesaid. Landlord may, by written notice to tenant, terminate this Lease. If this Lease is terminated as provided in this subsection, Basic Rent and any Adjustments to Rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any Basic Rent paid by Tenant in advance.

19,04 Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord’s award, to claim from the condemner, but not from the Landlord, such compensation as may recoverable by Tenant in its own right for damages to Tenant’s business and fixtures.

19.05 Definition. As used in this Section, the term “Condemnation Proceeding” means any action or proceeding in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

20. EVENTS OF DEFAULT, REMEDIES

20.01 Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 20.02:

a) Tenant fails to pay any rent or any other sum due hereunder for five (5) days after the same shall be due.

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b) Tenant shall fail, neglect or refuse to keep and perform any of the covenants, conditions, stipulations or agreements herein contained and agreed to be kept and performed by Tenant, other than the payment of money, and such default shall continue for a period of more than ten (10) days after notice thereof in writing has been given to Tenant by Landlord; provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time, Tenant shall be deemed to comply with such notice if Tenant has commenced such performance within ten (10) days of such notice and is diligently prosecuting compliance therewith, said time not to exceed at total of thirty (30) consecutive days.

c) Tenant or its agent shall falsify any report required to be furnished to Landlord hereunder.

d) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against it a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee in any court pursuant to state or federal statue, or petition for or enter into an arrangement; or suffers this Lease to be taken under a writ of execution.

e) Tenant violates a Section herein of this Lease.

f) Any attachment or levy of execution or similar seizure of the Premises or Tenant’s merchandise, fixtures or other property at the Premises or any foreclosure, repossession, or sale tender any chattel mortgage, security agreement or conditional sales contract covering Tenants merchandise, fixtures or other property at the Premises; or the appointment of a receiver or trustee to take assignment by Tenant for the benefit of creditors; or any other action taken or suffered by Tenant under any State or Federal insolvency or bankruptcy act and the continuation thereof for more than twenty (20) days.

g) Tenant shall desert or vacate any substantial portion of the Premises for a period or five (5) or more days, excluding vacations.

20.02 Remedies. Upon the occurrence of the events set forth in Section 20.01, Landlord shall have the option to the extent provided by Nevada law to take any of the following actions upon giving such notice as required by law or, if no requirement is set forth, by giving a five (5) day written notice to Tenant:

a) Immediately reenter and remove all persons and property from the Premises, storing said property in a public place, warehouse or elsewhere at the cost of, and for the account of, Tenant. No such reentry or taking possession of the premises by Landlord shall be considered or constructed to be a forcible entry.

b) Collect by suit or otherwise each installment of rent or other sum as it becomes due hereunder, enforce by suit or otherwise any term or provision hereof required to be kept or performed on the part of Tenant.

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c) Terminate this Lease. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. Should Landlord terminate this Lease, it may recover from Tenant all damages it may incur by reason of Tenant’s breach, including the cost of recovering the Premises, reasonable attorney’s fees, and the worth at the time of such termination of the excess, if any of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, such shall be the Basic Rent and CAM, together with any and all adjustments and/or additional rents for the date of default through the balance of the term of the Lease.

d) Should Landlord re-enter, as provided above, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, and whether or not the Lease is terminated, it may be necessary to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of the Lease) and at such rent or rents and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, said rent shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including without limitation tenant improvements and brokerage fees; and third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rents received from such reletting during any month be less than that to be paid during such month by Tenant hereunder, Tenant shall pay any such deficiency shall be calculated and paid monthly. No such re-entry and reletting of Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant pursuant to subsection c) above, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

e) Neither this Lease nor any interest herein nor any estate created hereby shall pass by operation of law under any State or Federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors, or any person whatsoever without the prior written consent of Landlord.

f) Nothing contained in this Lease shall limit Landlord to the remedies set forth in this Paragraph 20. The remedies given to Landlord in this Paragraph 20 shall be in addition to and supplemental to all other rights or remedies which the Landlord may have under the laws of the State of Nevada then in force. Upon Tenant’s default Landlord shall be entitled to exercise any right or remedy then provided by law, including without limitation, the right to obtain injunctive relief and the right to recover all damages caused by Tenant’s default in the performance of any of its obligations under this Lease.

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g) The waiver by Landlord of any such breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such proceedings breach at the time of acceptance of such rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

21. ACCESS TO PREMISES

Landlord shall have the right to place, maintain, and repair all utility equipment of any kind upon and under the Premises as may be necessary for the servicing of the Premises and other portions of The Falls Office Park. Landlord shall have the right to tender the Premises at all times during normal business hours to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable after eight (8) hour verbal notice to Tenant.

22. HAZARDOUS MATERIALS

Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent may be granted or withheld at Landlord’s sole discretion. For the purpose of this Lease, “Hazardous Material” shall include oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste (with the exception of waste typically found in a dental practice), or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” as such terms are defined in the Resource Conservation and Recovery Act and the Comprehensive Environment Response, Compensation and Liability Act, and in any other law, ordinance, rule, regulation or order promulgated by the federal or state government, or any other governmental entity having jurisdiction over The Falls Office Park or the parties to this Lease. If Tenant breaches the obligations set forth in this paragraph, or if the presence of Hazardous Material in the Premises or at The Falls Office Park caused or permitted by Tenant (whether or not Landlord has given its consent to the presence of such Hazardous Material in the Premises) results in contamination of the Premises or any other part of The Falls Office Park, or if contamination of The Falls Office Park by Hazardous Material otherwise occurs for which Tenant is legally liable, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of The Falls Office Park, damages for the loss or restriction on use of rentable space or floor in or of any amenity of The Falls Office Park, damages arising from any adverse impact on leasing space in The Falls Office Park, sums paid in settlement of claims, and any attorney’s fees, consultant fees and expert fees which arise during or after the term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant or its agents, employees, contractors or invitees, results in any contamination of The Falls Office Park, Tenant shall promptly take all actions, at its sole expense, as are necessary to return The Falls Office Park to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effects on The Falls Office Park. Tenant shall promptly notify Landlord of any such contamination.

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23. FINANCING

23.01 Amendment. Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant’s economic interest under this Lease, join with Landlord in amending the terms of this Lease so as to meet the reasonable needs or requirements of any lender which is considering furnishing or which has furnished any of the financing.

23.02 Subordination. Tenant agrees that, should the Landlord at any time desire to place a deed of trust upon The Falls Office Park, Tenant shall execute any subordination agreement required by the holder of the note secured by the deed of trust for the benefit of the lender, and shall further execute any and all estoppel certificates in the form as required by lender. Failure of Tenant to execute the required subordination documentation or estoppel certificates shall constitute a breach of the term and conditions of the Lease.

24. ATTORNMENT

In the event of the sale or assignment of Landlord’s interest in the building of which the Premises are a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or other security instrument made by Landlord covering the Premises, Tenant shall attorn to the assignee or purchaser and recognize such purchaser as Landlord under this Lease.

25. RIGHT TO CURE

25.01 In the event of breach, default or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the address of a lender which has furnished any of the financing referred to in Section 23.01 hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the written notice(s) required by the foregoing portion of this Section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the breach, default or noncompliance involved.

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25.02 If Landlord has failed to cure a default within said period or any additional time as may be necessary, if within such thirty (30) day period any lender has commenced and is diligently pursuing the actions of remedies necessary to cure the breach, default or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its right under its mortgage or other security agreement if necessary to effect such cure), this Lease shall not be terminated by Tenant so long such actions or remedies are being diligently pursued by said lender.

26. QUIET ENJOYMENT

Tenant, upon paying the rents and observing and performing all of term, covenants and conditions on its part to be performed hereunder, shall peaceable and quietly enjoy the Premises for the terms hereof.

27. SURRENDER OF PREMISES

At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as they were delivered upon possession thereof under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof. If Tenant fails to remove its personal property and fixtures upon at the expiration of this Lease, the same be deemed abandoned and shall become the property of Landlord. No act or conduct of Landlord, except a written acknowledgment of acceptance or surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term of this Lease.

28. HOLDING OVER

In the event Tenant shall hold over the Premises after the expiration of the Term hereof with the consent of Landlord, either express or implied, such holding over shall be construed to be only a tenancy from month-to-month, subject to all the covenants, conditions and obligations hereof and Tenant hereby agrees to pay Landlord the Basic Rent, but no less than 110% of the then current rental rate, for the rental of the space during the time Tenant shall hold over the Premises.

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29. PAST DUE SUMS

If Tenant fails to pay, when the same is due and payable, any Basic Rent, additional rent or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of ten (10%) percent per annum.

30. MISCELLANEOUS PROVISIONS

30.01 No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venture of Tenant in the conduct of its business or otherwise. The provisions of this Lease relating to percentage rent are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

30.02 Force Majeure. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing because of causes beyond such party’s control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

30.03 No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of said breach. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by Landlord.

30.04 Anti Terrorism Compliance. Tenant represents and warrants that it is not an entity listed on the U.S. Treasury’s Office of Foreign Assets Control Specially Designated National list (as amended from time to time), that it is not an entity Landlord is prohibited to do business with under anti-terrorism laws, ant that it will not do any business with any entity that will violate anti-terrorism laws.

30.05 Notices. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States mail, certified or registered, postage prepaid, and shall be addressed, if to Tenant, either at the Premises as set forth below or at any other current address for Tenant which is known to Landlord. Either party may designate such other address as shall be given by written notice.

To Landlord:	To Tenant:
DIJ, A NV LIMITED PARTNERSHIP	ATG HOLDINGS, LLC
3275 S Jones Blvd #105	3275 S. Jones Blvd. Suite 104
Las Vegas, NV 89146	Las Vegas, NV 89146
Phone: (702) 363-4788	Phone: _____________

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30.06 Partial Invalidity. If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

30.07 Tenant defined; Use of Pronouns. The word “Tenant shall be deemed and taken to mean the person, partnership, corporation or other entity executing this document as Tenant herein. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

30.08 Provisions Binding, Etc. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, heirs, successors and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition and if there shall be more than one Tenant, they shall all be bond jointly and severally by such provisions. In event of any sale or assignment (except for purposes of security or collateral) by Landlord of The Falls Office Park, the Premises, or this Lease, Landlord shall, after date of sale and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all its obligations which shall, as of the time of such sale or assignment or on the Commencement Date, whichever is later, automatically pass to Landlord’s successor in interest.

30.09 Entire Agreement, Etc. This Lease and the Exhibits, if any, attached hereto, set forth the entire agreement between parties. All Exhibits mentioned in this Lease are incorporated herein by this reference. Any guarantee attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Section or Paragraph.

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30.10 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding; in the event that Landlord shall be liable to Tenant for damage sustained by Tenant as a result of Landlord’s breach, it is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the rents, issues, profits and other income (“income”) actually received from the operation of The Falls Office Park, and no other real, personal or mixed property of Landlord, (the term “Landlord” for the purpose of this Paragraph shall also mean without limitation, any and all trustees, members, managers, shareholders, officers, directors, partners, both general and or limited, if any, which comprise Landlord, wherever situated), shall be subject to levy on any such judgment obtained against Landlord; and if such income is insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim of demand, in law or in equity, against Landlord for or on the account of such deficiency. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except from income received by Landlord from the operation of The Falls Office Park.

30.11 Signage. Lessee shall be granted signage on the building visible both from Desert Inn and Jones Blvd subject to Landlord’s prior written approval, said approval will not be unreasonably withheld.

30.12 Parking. Landlord will provide non-exclusive onsite parking spaces for the Lessee, and only 8 of those shall be covered spaces.

30.13 Attorney’s Fees. In case suit landlord shall incur legal fees and costs to enforce any provisions of this Lease, including without limitation, unlawful detainer of the Premises, or for the recovery of any rent due under the provisions of this Lease, or because of the breach of any covenant herein contained on the part of Tenant to be kept or performed, the Landlord shall be entitled to reimbursement and/or and award of reasonable attorney’s fees and costs.

30.14 Interpretation. As used in this Lease and whenever required by the context thereof, each number, both singular or plural, shall include all numbers, and each gender shall include all genders. “Landlord” and “Tenant” as used in this Lease or in any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee, or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

30.15 Applicable State Law. The laws of the State of Nevada shall govern the validity, construction, performance and enforcement of this Lease. Any and all disputes arising from this Agreement shall be resolved within the State of Nevada, County of Clark, unless otherwise mutually agreed to by the parties.

30.16 Brokers. Tenant represents and warrants that there are no claims for brokerage commission or finder’s fees in connection with the execution of this Lease except as listed below, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from such claims, including without limitation, attorney’s fees and costs in connection therewith.

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LISTING BROKER:	REAL ESTATE ASSET MANAGEMENT, LLC
AGENT:	Jeff Susa
COOPERATING BROKER:	None

A “Cooperating Broker” is defined as any broker other than the Listing Broker entitled to a share of any commission arising under this Lease.

30.17 No Option. The submission of this Lease for examination does not constitute a reservation of, or option for the Premises and this Lease shall become effective as a Lease only upon complete execution thereof by both Landlord and Tenant.

30.18 Entire Instrument. It is understood that there are no oral agreements between the parties affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof and none thereof shall be used to interpret or construe this Lease.

30.19 Bankruptcy. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors or petitions for, or enters into, an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:

A. At all events any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within forty-five (45) days following the entry of an “Order for Relief”.

B. In the event of an assumption of the Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (1) cure any default or provide adequate assurances that the defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

C. Where a default exists in the Lease, the trustee or debtor assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

D. The debtor or trustee may only assign this Lease if: (1) it is assumed; and (2) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord.

E. The Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

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F. Landlord specifically reserves any and all remedies available to Landlord in this Lease or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

30.20 Rules and Regulations. Tenant acknowledges that Landlord may from time to time adopt rules and regulations as may be necessary to assure the proper running of The Falls Office Park.

30.21 Timely Performance. Time is of the essence for each condition, term, and provision of this Lease.

30.22 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.

30.23 Mutuality. Each of the Parties declares that he or she has had the opportunity of independent legal counsel and advice, and that each fully understands the facts and has been fully informed of all legal rights and liabilities; that after such advice and knowledge, each believes this Lease to be fair, just and reasonable, and that each signs the Lease freely and voluntarily. This Lease shall be construed as being drafted by both Parties and shall inure to the benefit of both the same.

30.24 As -Is Condition. Notwithstanding anything herein to the contrary, Tenant acknowledges and agrees that Tenant is accepting the condition of the Premises in an “As-Is” condition without any representations or warranties. Landlord will repair the one (1) HVAC currently non-operational.

30.25 Confidentiality. Tenant agrees the terms of this Lease are of a sensitive nature, and disclosure of the same will be harmful and damaging to Landlord’s interests. As such, Tenant agrees and covenants that neither Tenant nor its employees or agents shall disclose any information regarding this Lease, including, but not limited to the amount of Basic Rent that the Tenant is paying to any third parties, including but not limited to any other tenants in The Falls Office Park. Tenant shall be liable to Landlord for any damages incurred by Landlord for breach of this provision. In addition, Landlord shall have the right, as its sole discretion, to either terminate this Lease should Tenant violate the terms of this provision, or immediately increase Tenant’s Basic Rent to the holdover rental rate stated in Paragraph 28 herein.

30.26 This lease is subject to the successful cancellation of lease dated September 12, 2014 between DIJ, a Nevada Limited Partnership and Michael Q. Hesser.

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IN WITNESS WHEREOF, the parties have duly executed this Lease the day and year herein above written.

LANDLORD:		TENANT:

DIJ, A NEVADA LIMITED PARTNERSHIP		ATG HOLDINGS, LLC

By:	SSS, a Nevada Limited Liability Company Its General Partner

/s/ Jeff Susa		/s/ Dimitri Deslis
By:	Jeff Susa	By:	Dimitri Deslis
Its:	Managing Member	Its:	Manager

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GUARANTY

GUARANTY OF LEASE AGREEMENT dated November 1, 2017 between DIJ, A Nevada Limited Partnership (hereinafter referred to as “Landlord”) and ATG HOLDINGS, LLC (hereinafter referred to as “Guarantor”).

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its successors and assigns, the full and prompt payment of the rent and all other sums and charges payable by Tenant, its successors and assigns, under the Lease and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns. The Guarantor hereby convenants and agrees to and with. Landlord, its successors and assigns, that if default shall at any time be made by Tenant, its successors and assigns, in the payment of any such rent and any and all other sums and charges payable by Tenant, its successors and assigns, under the Lease or if Tenant should default in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Lease, the Guarantor will forthwith pay such rent and other sums and charges and any arrears thereof to Landlord, its successors and assigns, and will forthwith faithfully perform and fulfill all of the such terms, covenants, conditions and agreements and will forthwith pay to Landlord all damages, costs and expenses that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease, including without limitation all reasonable attorney’s fees incurred in nonjudicial actions, at trial, and upon appeal and disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of nonpayment, non performance or nonobservance, any notice of acceptance of this Guaranty or any other notice of demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives. The Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder will in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (a) the release or discharge of Tenant in any creditors’ proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other stature or from the decision in any court; or (c) the rejection or disaffirmance of the Lease in any such proceedings.

This Guaranty shall be a continuing guaranty and the liability of the Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns or a changed or different use of the premises consented to in writing by Landlord, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors and assigns, whether or not notice thereof is given to the Guarantor.

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Landlord’s consent to any assignment or assignments, and the successive assignments by Tenant and Tenant’s assigns of the Lease made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

The assignment by Landlord of the Lease and/or the rights and proceeds thereof, made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of the Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions required to be performed and observed by Tenant under the Lease, nor shall the Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and or Tenant’s assets.

Until all the covenants and conditions in the Lease on Tenant’s part to be performed and observed are fully performed and observed, the Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts or performance by Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against Tenant by reason of any one or more payment or acts or performance in compliance with the obligations of the Guarantor hereunder; (c) subordinates any liability or indebtedness of Tenant now or hereafter held by the Guarantor to the obligations of Tenant to Landlord under the Lease; and (d) waives any right provided by law to cause Landlord either to commence a proceeding against Guarantor to enforce the terms of the Guaranty or to waive Landlord’s right to commence such a proceeding.

Guarantor hereby submits itself to the jurisdiction of the courts of the State of Nevada and hereby irrevocable appoints Tenant, or if Tenant is more than one person then any one of them, the manager, assistant manager and any acting manager of the facility being operated at any time during the term of the Lease at the premises and (if Tenant is a corporation, trustee or partnership) all persons of Tenant upon whom service of process may be served for service upon Tenant as its agents for the service of process in any action against Guarantor arising out of this Guarantor in the jurisdiction in which the premises are located. This provision does not affect any right to serve process under Guarantor in any other manner permitted by law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty this day of November, 2017.

“Guarantor”

By:	/s/ Dimitri Deslis
Print:	Dimitri Deslis
Social Security Number: ___________________

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DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE

This form does not constitute a contract for services nor an agreement to pay compensation.

In Nevada, a real estate licensee is required to provide a form setting forth the duties owed by the licensee to:

a) Each party for whom the licensee is acting as an agent in the real estate transaction, and

b) Each unrepresented party to the real estate transaction, if any.

Licensee: The licensee in the real estate transaction is Jeff Susa whose license number is B.0023367. The licensee is acting for [client's name(s)] DIJ, A NV LTD PARTNERSHIP who is/are the ☐ Seller/Landlord; ☐ Buyer/Tenant.

Broker: The broker is Jeff Susa, whose company is Real Estate Asset Management.

Are there additional licensees involved in this transaction? ☐ **Yes** ☐ **No** **If yes, Supplemental form 525A is required.**

Licensee's Duties Owed to All Parties:

A Nevada real estate licensee shall:

1. Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest.
2. Exercise reasonable skill and care with respect to all parties to the real estate transaction.
3. Disclose to each party to the real estate transaction as soon as practicable:
   a. Any material and relevant facts, data or information which licensee knows, or with reasonable care and diligence the licensee should know, about the property.
   b. Each source from which licensee will receive compensation.
4. Abide by all other duties, responsibilities and obligations required of the licensee in law or regulations.

Licensee's Duties Owed to the Client:

A Nevada real estate licensee shall:

1. Exercise reasonable skill and care to carry out the terms of the brokerage agreement and the licensee's duties in the brokerage agreement;
2. Not disclose, except to the licensee's broker, confidential information relating to a client for 1 year after the revocation or termination of the brokerage agreement, unless licensee is required to do so by court order or the client gives written permission;
3. Seek a sale, purchase, option, rental or lease of real property at the price and terms stated in the brokerage agreement or at a price acceptable to the client;
4. Present all offers made to, or by the client as soon as practicable, unless the client chooses to waive the duty of the licensee to present all offers and signs a waiver of the duty on a form prescribed by the Division;
5. Disclose to the client material facts of which the licensee has knowledge concerning the real estate transaction;
6. Advise the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee; and
7. Account to the client for all money and property the licensee receives in which the client may have an interest.

Duties Owed By a broker who assigns different licensees affiliated with the brokerage to separate parties.

Each licensee shall not disclose, except to the real estate broker, confidential information relating to client.

<u>Licensee Acting for Both Parties</u>:

The Licensee

MAY [________/________] **OR** **MAY NOT** [________/________]

in the future act for two or more parties who have interests adverse to each other. In acting for these parties, the licensee has a conflict of interest. Before a licensee may act for two or more parties, the licensee must give you a "Consent to Act" form to sign.

I/We acknowledge receipt of a copy of this list of licensee duties, and have read and understand this disclosure.

Seller/Landlord: ________ *Date:* 12·20·2011 *Time:* ________

Seller/Landlord: ________ *Date:* ________ *Time:* ________

OR

Buyer/Tenant: ________ *Date:* ________ *Time:* ________

Buyer/Tenant: ________ *Date:* ________ *Time:* ________

Approved Nevada Real Estate Division
Replaces all previous versions

525
Revised 11/7/16

THE FALLS
AT DESERT INN & JONES

NWC Desert Inn Rd / Jones Blvd
3275 S Jones Blvd, Las Vegas, NV 89146

Building 1
SUITE 105
Building 2
SUITE 104
Courtyard
SUITE 103
SUITE 102
Building 3
SUITE 106
Building 4
SUITE 101
Jones Blvd.
Desert Inn Rd.